UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2011

TYCO INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Freier Platz 10

Schaffhausen, CH-8200 Switzerland

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 41-52-633-02-44

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 12, 2011, Tyco International Ltd. (the “Company”) and its wholly-owned subsidiary, Tyco International Finance S.A. (“TIFSA”) completed the sale of $250 million aggregate principal amount of TIFSA’s 3.750% Notes due 2018 (the “2018 Notes”) and $250 million aggregate principal amount of TIFSA’s 4.625% Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes, the “Notes”) in an offering registered under the Securities Act of 1933, as amended.

The Notes are governed by an Indenture, dated as of January 6, 2009, by and among TIFSA, as issuer, the Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, each dated as of January 12, 2011 (the “Supplemental Indentures”). Copies of the Supplemental Indentures are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

The Notes are TIFSA’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior debt, and senior to any subordinated indebtedness that TIFSA may incur. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The 2018 Notes will bear interest at a rate of 3.750% per year, and the 2023 Notes will bear interest at a rate of 4.625% per year, in each case from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Notes will be payable on January 15 and July 15 of each year, commencing on July 15, 2011, to the holders of record at the close of business on the January 1 and July 1 prior to each interest payment date.

Prior to January 15, 2018, in the case of the 2018 Notes, and prior to October 15, 2022, in case of the 2023 Notes, the Notes are redeemable at TIFSA’s option at a redemption price equal to the greater of the principal amount of the series of Notes and a make-whole price, plus accrued and unpaid interest.  On or after October 15, 2022, the 2023 Notes are redeemable at TIFSA’s option at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest.  TIFSA also may redeem all, but not less than all, of a series of Notes in the event of certain tax changes affecting such notes.

Upon the occurrence of a change of control triggering event (as defined in the Supplemental Indentures), unless TIFSA has exercised its right to redeem the Notes, each holder of Notes will have the right to require TIFSA to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
4.1

Fourth Supplemental Indenture, dated as of January 12, 2011, by and among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.2

Fifth Supplemental Indenture, dated as of January 12, 2011, by and among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Allen & Overy Luxembourg.

5.3	Opinion of Vischer AG.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy Luxembourg (included in Exhibit 5.2).

23.3	Consent of Vischer AG (included in Exhibit 5.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr. Vice-President and Corporate Secretary

Date: January 12, 2011

Exhibit Index

Exhibit No.	Description
4.1

Fourth Supplemental Indenture, dated as of January 12, 2011, by and among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.2

Fifth Supplemental Indenture, dated as of January 12, 2011, by and among Tyco International Finance S.A., as issuer, Tyco International Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Allen & Overy Luxembourg.

5.3	Opinion of Vischer AG.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy Luxembourg (included in Exhibit 5.2).

23.3	Consent of Vischer AG (included in Exhibit 5.3).